UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

BRONCO DRILLING COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) 16217 North May Avenue Edmond, Oklahoma (Address of principal executive offices)	000-51471 Commission File Number	20-2902156 (I.R.S. Employer Identification No.) 73013 (Zip Code)
Registrant’s telephone number, including area code: (405) 242-4444

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    On September 18, 2009, Bronco Drilling Company, Inc. (the “Company”) and Saddleback Properties LLC, a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Carso Infraestructure y Construccion, S.A.B. de C.V., a sociedad anónima bursatil de capital variable organized under the laws of the United Mexican States (“Carso”), pursuant to which Carso purchased 60% of the outstanding membership interests of Bronco Drilling MX, S. de R.L. de C.V., a company organized under the laws of Mexico ("Bronco MX").  After giving effect to the transactions contemplated by the Purchase Agreement, the Company owns the remaining 40% of the outstanding membership interests of Bronco MX.  Immediately prior to the sale of the membership interests in Bronco MX to Carso, the Company contributed six drilling rigs (Nos. 4, 43, 53, 58, 60 and 72), and the future net profit from rig leases relating to three additional drilling rigs (Nos. 55, 76 and 78), which the Company has also agreed to contribute to Bronco MX upon the expiration or earlier termination of the leases relating to such rigs.

    The Company received U.S. $30.0 million from Carso in exchange for the 60% membership interest in Bronco MX.  Carso also reimbursed the Company for 60% of the value added taxes previously paid by, or on behalf of, Bronco MX as a result of the importation of six drilling rigs that were contributed by the Company to Bronco MX to Mexico.  The description of the Purchase Agreement set forth herein is a summary, is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed with this report and incorporated herein by reference.

    Bronco MX will be jointly managed, with Carso having three representatives on its board of managers and the Company having two representatives on its board of managers.  The Company and Carso, and their respective affiliates, intend to conduct all future land drilling and workover rig services, rental, construction, refurbishment, transportation, trucking and mobilization in Mexico and Latin America exclusively through Bronco MX, subject to Bronco MX’s ability to perform.

    The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    On September 18, 2009, the Company entered into a new senior secured revolving credit facility (the “Credit Facility”) with Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lender and as the issuing bank ("Banco Inbursa").  The Company utilized (i) borrowings under the Credit Facility, (ii) proceeds from the sale of the membership interests of Bronco MX and (iii) cash-on-hand to repay all amounts outstanding under the Company’s prior revolving credit agreement with Fortis Bank SA/NV, New York Branch, which has been replaced by the Credit Facility.

    The Credit Facility provides for revolving advances of up to $75.0 million and matures on September 17, 2014.  The borrowing base under the Credit Facility has been initially set at $75.0 million, subject to borrowing base limitations.  Outstanding borrowings under the Credit Facility bear interest at the Eurodollar rate plus 5.80% per annum, subject to adjustment under certain circumstances.

    The Company will pay a quarterly commitment fee of 0.5% per annum on the unused portion of the Credit Facility and a fee of 1.50% for each letter of credit issued under the facility. In addition, an upfront fee equal to 1.50% of the aggregate commitments under the Credit Facility was paid by the Company at closing. The Company’s domestic subsidiaries have guaranteed the loans and other obligations under the Credit Facility. The obligations under the Credit Facility and the related guarantees are secured by a first priority security interest in substantially all of the assets of the Company and its domestic subsidiaries, including the equity interests of the Company’s direct and indirect subsidiaries.

    The Credit Facility contains customary representations and warranties and various affirmative and negative covenants, including, but not limited to, covenants that restrict the Company’s ability to make capital expenditures, incur indebtedness, incur liens, dispose of property, repay debt, pay dividends, repurchase shares and make certain acquisitions, and a financial covenant requiring that the Company maintain a ratio of consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization for any four consecutive fiscal quarters of not more than 3.5 to 1.0.  A violation of these covenants or any other covenant in the Credit Facility could result in a default under the Credit Facility which would permit the lender to restrict the Company’s ability to access the Credit Facility and require the immediate repayment of any outstanding advances under the Credit Facility. The Credit Facility also provides for mandatory prepayments in certain circumstances.

    In conjunction with its entry into the Credit Facility, the Company entered into a Warrant Agreement with Banco Inbursa and, pursuant thereto, issued a three-year warrant (the "Warrant") to Banco Inbursa evidencing the right to purchase up to 5,440,770 shares of the Company’s common stock, $0.01 par value per share (the "Common Stock") subject to the terms and conditions set forth in the Warrant, including the limitations on exercise set forth below, at an exercise price of $6.50 per share of Common Stock from the date of issuance of the Warrant (the "Issue Date") through the first anniversary of the Issue Date, $7.00 per share following the first anniversary of the Issue Date through the second anniversary of the Issue Date, and $7.50 per share following the second anniversary of the Issue Date through the third anniversary of the Issue Date. The Warrant may be exercised by the payment of the exercise price in cash or through a cashless exercise whereby the Company withholds shares issuable under the Warrant having a value equal to the aggregate exercise price.

    The exercise price per share and the number of shares of Common Stock for which the Warrant may be exercised are subject to adjustment in the event of any split, subdivision, reclassification, combination or similar transactions affecting the Common Stock.  Additionally, in the event that the Warrant is sold and the proceeds per share received by the holder are less than the positive difference of the current market price per share of the Common Stock less the exercise price then in effect, the Company will be required to pay the seller of the Warrant a make-whole payment equal to such difference.  However, the obligations of the Company in respect of the make-whole payment only inure to the benefit of Banco Inbursa and other members of the Investor Group (as defined in the Warrant), and not other holders of the Warrant.

    The Warrant contains limitations on the number of shares of Common Stock that may be acquired by the holder of the Warrant upon any exercise of the Warrant.  Pursuant to the terms of the Warrant, the holder of the Warrant may not exercise the Warrant for a number of shares of Common Stock which will exceed 19.99% of the shares of the Common Stock that are issued and outstanding on the Issue Date (subject to adjustment for stock splits, combinations and similar events).  In addition, the number of shares that may be acquired by the holder of the Warrant and its Affiliates (as defined in the Warrant) and any other Person (as defined in the Warrant) whose ownership of Common Stock would be aggregated with the ownership of the holder of the Warrant for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 19.99% of the total number of shares of Common Stock that are outstanding immediately after giving effect to such exercise of the Warrant.

    In conjunction with the issuance of the Warrant, the Company entered into a Registration Rights Agreement for the benefit of Banco Inbursa and its permitted assignees and transferees.  The Registration Rights Agreement provides for up to three demand registration rights and unlimited piggyback registration rights covering the Warrant, the shares of Common Stock for which the Warrant is exercisable and all other shares of Common Stock held by Banco Inbursa and its permitted assignees and transferees.  The Registration Rights Agreement provides that the Company shall pay all fees and expenses incident to the performance of its obligations under the Registration Rights Agreement, including the payment of all filing, registration and qualification fees, printers’ and accounting fees, and expenses and disbursements of counsel and contains other customary terms, provisions and covenants for agreements of this type, including, without limitation, provisions requiring the Company to provide indemnification arising out of or relating to any untrue or alleged untrue statement of a material fact, or relating to any omission or alleged omission of a material fact required to be stated therein to make the statements therein not misleading, contained in a registration statement, prospectus, free writing prospectus or certain other documents.

    The descriptions of the Credit Facility, Warrant Agreement, Warrant and Registration Rights Agreement set forth herein are a summary, are not complete and are qualified in their entirety by reference to the full text of such agreements, which are filed with this report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

    The information provided in Item 2.03 relating to the terms of the Warrant is incorporated by reference herein.  The Warrant was issued to Banco Inbursa in a private offering in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

    (d)           Exhibits.  The following exhibits are filed as part of this current Report on Form 8-K:

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc., Saddleback Properties LLC and Carso Infraestructura y Construccion, S.A.B. de C.V.
10.1
Credit Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc., certain subsidiaries of Bronco Drilling Company, Inc., as guarantors, and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lender and as the issuing bank

10.2	Warrant Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.
10.3	Warrant, dated September 18, 2009, by and among Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.
10.4	Registration Rights Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc., Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          BRONCO DRILLING COMPANY, INC.

Date: September 22, 2009	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Membership Interest Purchase Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc., Saddleback Properties LLC and Carso Infraestructura y Construccion, S.A.B. de C.V.
10.1
Credit Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc., certain subsidiaries of Bronco Drilling Company, Inc., as guarantors, and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lender and as the issuing bank

10.2	Warrant Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.
10.3	Warrant, dated September 18, 2009, by and among Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.
10.4	Registration Rights Agreement, dated September 18, 2009, by and among Bronco Drilling Company, Inc. and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.